UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 23, 2010
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01                      Other Events.

On July 23, 2010, the Registrant was advised that it would recover all of its funds that were involved in the previously reported incident of alleged fraud and theft by an executive of a New York armored car company.

As previously disclosed, on February 9, 2010, the Registrant was advised that an executive of an armored car company based in Mount Vernon, New York, was arrested and charged with fraud and theft in connection with an ATM vault cash program.  This same armored car company also served as an armored carrier for several customers of Cash Connect, a division of the Registrant’s subsidiary, Wilmington Savings Fund Society, FSB (“WSFS Bank”), that also provides ATM vault cash services.  In its March 31, 2010 Form 10-Q, the Registrant reported a loss of $4.5 million related to funds not immediately recoverable by Cash Connect.

Recent events have allowed management to conclude that recovery of the loss is probable and expects that proceeds will be received in early August and therefore a full recovery will be recorded in the third quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: July 26, 2010	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer